UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

 ☐  Preliminary Proxy Statement

 ☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 ☐  Definitive Proxy Statement

 ☑  Definitive Additional Materials

 ☐  Soliciting Material Pursuant to §240.14a-12

HANMI FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903

Hanmi Financial Corporation

Annual Meeting of Stockholders

Wednesday, May 22, 2024 10:30 AM, Pacific Time

Annual Meeting to be held live via the internet - please visit www.proxydocs.com/HAFC for more details.

To attend the meeting online, you must register at www.proxydocs.com/HAFC

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/HAFC

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 10, 2024.

SEE REVERSE FOR FULL AGENDA

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Hanmi Financial Corporation Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

 FOR PROPOSALS 1, 2 AND 3

PROPOSAL

1.	Election of Directors

1.01 John J. Ahn

1.02 Christie K. Chu

1.03 Harry H. Chung

1.04 Bonita I. Lee

1.05 Gloria J. Lee

1.06 James A. Marasco

1.07 David L. Rosenblum

1.08 Thomas J. Williams

1.09 Michael M. Yang

1.10 Gideon Yu

2.	To provide a non-binding advisory vote to approve the compensation of our Named Executive Officers (“Say-on-Pay” vote).

3.

To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

NOTE: To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof. Management at present knows of no other business to be presented by or on behalf of Hanmi Financial Corporation or its Board of Directors at the Annual Meeting.